UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2017

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) The certificate of incorporation of People’s United Financial, Inc. (the “Company”) has been amended effective April 24, 2017 in accordance with the information presented in the Company’s definitive proxy statement for the Company’s 2017 annual meeting of shareholders. A copy of the amendment will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company held its annual meeting of shareholders (the “Annual Meeting”) on April 20, 2017.

(b) There were 316,933,402 shares of common stock entitled to vote at the Annual Meeting, of which 273,669,116 shares were present in person or by proxy. Shareholders voted on the following matters at the Annual Meeting:

1. Election of eleven directors. The results of the election of the eleven nominees for director are indicated below.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
John P. Barnes	220,023,263	3,396,953	546,763	49,702,137
Collin P. Baron	210,274,690	13,181,083	511,206	49,702,137
Kevin T. Bottomley	220,996,317	1,913,130	603,132	49,702,137
George P. Carter	215,954,229	7,460,982	551,768	49,702,137
William F. Cruger, Jr.	221,640,266	1,658,093	668,620	49,702,137
John K. Dwight	221,437,581	5,154,250	550,139	49,702,137
Jerry Franklin	218,262,590	5,143,855	550,139	49,702,137
Janet M. Hansen	218,740,985	4,773,795	452,199	49,702,137
Nancy McAllister	207,032,955	16,447,910	486,114	49,702,137
Mark W. Richards	218,706,901	4,678,624	581,454	49,702,137
Kirk W. Walters	217,251,898	6,108,431	606,650	49,702,137

2. Advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement. Holders of a majority of the Company’s shares present in person or by proxy and entitled to vote at the Annual Meeting gave advisory approval of the compensation of the Company’s named executive officers as disclosed in the proxy statement. A total of 213,941,576 votes were cast for the proposal, 8,035,772 votes were cast against the proposal; and 1,989,631 shares abstained from voting on the proposal. There were 49,702,137 broker non-votes with respect to the proposal.

3. Advisory vote on the desired frequency of future advisory votes on the compensation of the Company’s named executive officers. Holders of a plurality of the Company’s shares present in person or by proxy and entitled to vote at the Annual Meeting expressed a preference to hold the advisory vote on executive compensation on an annual basis. A total of 199,094,439 votes were cast in favor of a frequency of one year; 2,409,113 votes were cast in favor of a frequency of two years; 21,106,042 votes were cast in favor of a frequency of three years: and 1,357,475 shares abstained from voting on the approval. There were 49,702,137 broker non-votes with respect to the proposal.

4. Vote on Approval of Short-Term Incentive Plan. Holders of a majority of the Company’s shares present in person or by proxy and entitled to vote at the Annual Meeting voted to approve the Company’s Short-Term Incentive Plan. A total of 217,524,247 were cast for the proposal; 5,472,504 votes were cast against the proposal; and 970,228 shares abstained from voting on the proposal. There were 49,702,137 broker non-votes with respect to the proposal.

5. Vote on Approval of Amendments to and Restatement of the 2014 Long-Term Incentive Plan. Holders of a majority of the Company’s shares present in person or by proxy and entitled to vote at the Annual Meeting voted to approve the amendments to the Company’s 2014 Long-Term Incentive Plan. A total of 175,845,589 votes were cast for the proposal; 46,917,607 votes were cast against the proposal; and 1,203,783 shares abstained from voting on the proposal. There were 49,702,137 broker non-votes with respect to the proposal.

6. Vote on amendment of certificate of incorporation. Holders of a majority of the Company’s shares entitled to vote at the Annual Meeting voted to approve the amendment of the Company’s certificate of incorporation. A total of 221,760,174 votes were cast for the proposal; 1,509,135 votes were cast against the proposal; and 697,670 shares abstained from voting on the proposal. There were 49,702,137 broker non-votes with respect to the proposal.

7. Ratification of appointment of KPMG LLP as independent registered public accounting firm for 2017. A total of 269,326,169 votes were cast for the proposal; 3,397,810 votes were cast against the proposal; and 945,137 shares abstained from voting on the proposal. There were no broker non-votes with respect to the proposal.

(c) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: April 25, 2017	By:	/s/ William J. Kelleher, III
(Signature)

	Name:	William J. Kelleher, III
	Title:	Assistant Secretary

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